Exhibit 10.21

To	:	Dominic K.F. Chan & Co.
Certified Public Accountants (Practising)

Date	:	January 29, 2016

Re :	Yangtze River Development Limited (the Company)

For the financial year ended December 31, 2015

Shareholder’s Financial Undertakings

In view of the lack of working capital or cash as at December 31, 2015 for future operating needs of the Company, continuance in business as a going concern is dependent upon the continuing financial support of its shareholders.

I, the undersigned, being the director and sole shareholder of Jasper Lake Holdings Limited, the major shareholder of the Company hereby confirmed that I shall provide such financial supporting to the Company to meet its liabilities when they fall due.

Signed by :

/s/ Liu Xiangyao
Mr Liu Xiangyao